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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 14, 2001


                           THE COOPER COMPANIES, INC.

             (Exact name of registrant as specified in its charter)


         Delaware                           1-8597                94-2657368
(State or other jurisdiction       (Commission File Number)     (IRS Employer
     of incorporation)                                       Identification No.)



                           6140 Stoneridge Mall Road,
                                   Suite 590,
                          Pleasanton, California 94588
                    (Address of principal executive offices)

                                 (925) 460-3600
              (Registrant's telephone number, including area code)


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ITEM 5.  Other Events.

The Cooper Companies, Inc. ("Cooper" or "we" and similar pronouns), in response to inquiries from securities analysts, is disclosing herein information about the potential impact of a proposed accounting pronouncement on the results of its operations.

At public meetings held in December 2000, the Financial Accounting Standards Board ("FASB") reached several tentative conclusions to modify its September 1999 Exposure Draft "Business Combinations and Intangible Assets." Among other things, the FASB tentatively decided to require use of a nonamortization approach to account for goodwill arising in a business combination accounted for as a purchase. Under a nonamortization approach, goodwill would not be amortized to earnings over a period of up to 20 years, as originally proposed. Instead it would be reviewed for impairment when circumstances require, and written down if necessary at that time. The nonamortization approach is not currently considered to be an accounting principle generally accepted in the United States of America ("GAAP"), and no assurance can be given that it will become GAAP. Unless or until it does, we will continue to amortize goodwill ratably over periods of up to 40 years, as required by current GAAP.

Based on our current understanding of this proposed new GAAP and the deductibility of certain amortization expense for tax purposes, we estimate that if the nonamortization approach becomes GAAP, the requirement to cease the amortization of goodwill would, in the absence of any impairment write off that may occur, result in our diluted earnings per share being increased in the range of 16 to 20 cents annually. The Company is not aware of any impairment write off at this time but stresses that guidelines are in the development stage.

Some of the information included in this report contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in the forward-looking statements include major changes in business conditions, a major disruption or other production issues at our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, costs of business divestitures, the requirement to provide for a significant liability or to write off significant assets, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Form 10-K for the year ended October 31, 2000. We caution investors not to rely on forward-looking statements. They reflect our analysis only on their stated dates or the date of this report. We disclaim any intent or obligation to update these forward-looking statements.





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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE COOPER COMPANIES, INC.


                                           By   /s/ Stephen C. Whiteford
                                                -------------------------------
                                                Stephen C. Whiteford
                                                Vice President and
                                                Corporate Controller
                                                (Principal Accounting Officer)

Dated:  March 14, 2001